Exhibit 10.31

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of October, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AXONICS MODULATION TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 6, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to (i) revise the availability of the Term B Loan and Term C Loan, (ii) update the perfection certificate, (iii) add an additional fee, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 2.1.1 (Term Loans). Section 2.1.1(a) is hereby amended in its entirety and replaced with the following:

“(a)    Availability. On the Effective Date, subject to the terms and conditions of this Agreement, Bank shall make one (1) term loan available to Borrower in the amount of Ten Million Dollars ($10,000,000.00) (the “Term A Loan”). On or about the First Amendment Effective Date, subject to the terms and conditions of this Agreement, Bank shall make two (2) term loans to Borrower, each in the amount of Five Million Dollars ($5,000,000.00) (the “Term B Loan” and the “Term C Loan” and, together with the Term A Loan, each a “Term Loan,” and collectively, the “Term Loans”).”

2.2    Section 2.4 (Fees). New Section 2.4(f) is hereby added to the Loan Agreement to read in its entirety as follows:

“(f)    Milestone Fee. If, on or prior to June 30, 2019, Borrower does not achieve the (i) IPO Milestone, (ii) PMA Milestone, or (iii) Equity Milestone, a fee equal to One Hundred Thousand Dollars ($100,000), which shall be full earned and payable on June 30, 2019.”

2.3    New Section 6.2(i) is hereby added to the Loan Agreement to read in its entirety as follows:

“(l)    Beneficial Ownership. Prompt written notice of any changes to the beneficial ownership information set out in Addendum 1 to the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.4    Section 6.6 (Operating Accounts). Section 6.6(a) is hereby amended in its entirety and replaced with the following:

“(a)     (i) Prior to the date that Borrower achieves the IPO Milestone, maintain its primary and its Domestic Subsidiaries’ primary operating accounts with Bank and Bank’s Affiliates, and (ii) on the date that Borrower achieves the IPO Milestone and thereafter, maintain at least one (1) depository or securities account with Bank or Bank’s Affiliates.”

2.5    Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Equity Milestone” is receipt by Bank of evidence, in form and substance reasonably satisfactory to Bank, that Borrower has received gross proceeds of not less than Forty Million Dollars ($40,000,000) from the sale of its equity securities.

“First Amendment Effective Date” means October 22, 2018.

“Interest-Only Period” means the period commencing on the Effective Date and continuing through December 31, 2019.

“IPO Milestone” is receipt by Bank of evidence, in form and substance reasonably satisfactory to Bank, that Borrower has completed an initial public offering of Borrower’s equity securities on a nationally recognized exchange in which Borrower has received gross proceeds of not less than Seventy-Five Million Dollars ($75,000,000).

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“PMA Milestone” is receipt by Bank of evidence, in form and substance reasonably satisfactory to Bank, that Borrower has received pre-market approval for its rechargeable Sacral Neuromodulation (r-SNM) System.

“Term Loan Maturity Date” is December 1, 2021.

2.6    Section 13 (Definitions). The following terms and their respective definitions hereby are deleted in their entirety in Section 13.1 of the Loan Agreement, as follows:

“Term B Draw Period”, “Term B Draw Period Milestone”, “Term C Draw Period”, “Term C Draw Period Milestone 1”, “Term C Draw Period Milestone 2”

2.7    New Addendum 1 is hereby added to the Perfection Certificate in the form attached hereto.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof, with the exception of inclusion of Addendum 1 to the Perfection Certificate attached hereto.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) the due execution and delivery to Bank of updated Borrowing Resolutions in the form attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK		BORROWER AXONICS MODULATION TECHNOLOGIES, INC.

By:	/s/ Anthony Flores	By:	/s/ Dan L. Dearen

Name: Anthony Flores		Name: Dan L. Dearen

Title: Managing Director		Title: President & Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]

CORPORATE BORROWING CERTIFICATE

BORROWER:	AXONICS MODULATION TECHNOLOGIES, INC.	DATE:	October 22, 2018
BANK:	SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.    I am the Secretary, Assistant Secretary or other officer of Borrower.    My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.    Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

Raymond W. Cohen	Chief Executive Officer	/s/ Raymond W. Cohen	☒

Dan L. Dearen	President & Chief Financial Officer	/s/ Dan L. Dearen	☒

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:	/s/ Dan L. Dearen
Name: Dan L. Dearen
Title: President & Chief Financial Officer

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:	/s/ Raymond W. Cohen
Name: Raymond W. Cohen
Title: Chief Executive Officer

Addendum 1 to Perfection Certificate

1.

Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes  ☐    No  ☒

If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)

1

2

3

4

2.

Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in the Perfection Certificate above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date

1	Dan L. Dearen	11/21/1962

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The undersigned, in his or her individual capacity, hereby certifies, to the best of his or her knowledge, that the information set out in this Addendum 1 to Perfection Certificate and the Perfection Certificate is true, complete and correct.

Date: October 22, 2018

By:	/s/ Dan L. Dearen
Name: Dan L. Dearen
Title: President & CFO

[Signature Page to Addendum 1 to Perfection Certificate]